UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2021

Newmark Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38329	81-4467492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 Park Avenue, New York, NY 10017
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 372-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	NMRK	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.    Termination of a Material Definitive Agreement

The information set forth in Item 8.01 under the heading “Settlement of the Nasdaq Forwards” of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth in Item 8.01 under the heading “Executive Compensation Related to 2021 Equity Event” of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.    Other Events.

Settlement of the Nasdaq Forwards

As partial consideration for the sale of eSpeed, Inc. to Nasdaq, Inc. (“Nasdaq”) on June 28, 2013, BGC Partners, Inc. (“BGC”), originally the parent company of Newmark Group, Inc. (“Newmark” or the “Company”), acquired the right to receive up to 14,883,705 shares of Nasdaq common stock (“Nasdaq Shares”), payable ratably through 2027 in the fourth quarter of each year provided that Nasdaq produced at least $25 million in gross revenues for the applicable year (the “Nasdaq Earn-out”). In connection with the separation of Newmark from BGC in December 2017, the remainder of the Nasdaq Earn-out was transferred to Newmark Partners, L.P. (“Newmark OpCo”).

On September 26, 2018, Newmark entered into certain previously disclosed transactions related to the monetization of certain Nasdaq Shares that the Company expected to receive in 2021 and 2022 (the “September 2018 Transactions”). In connection with the September 2018 Transactions, Newmark OpCo, the principal operating subsidiary of Newmark, issued two additional new series of exchangeable preferred limited partnership units (the “Newmark OpCo EPUs”) to Royal Bank of Canada (“RBC”), for an aggregate amount of $113.2 million in cash. Concurrently therewith, Newmark SPV I, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Newmark OpCo (“Newmark SPV”), entered into two supplemental variable postpaid forward transactions (together, the “Nasdaq Forwards”) pursuant to the existing Variable Postpaid Forward Transaction Confirmation (such agreement, as supplemented from time to time, the “Confirmation Agreement”) executed with RBC on June 18, 2018. In connection with the September 2018 Transactions, Newmark OpCo had additionally assigned to Newmark SPV its right to receive Nasdaq Shares pursuant to the Nasdaq Earn-out for 2021 and 2022.

Newmark and/or its subsidiaries entered into two Supplemental Confirmation with RBC with respect to the Forwards (the “Confirmation Agreement Supplements”), referencing certain of the Nasdaq Shares deliverable to Newmark SPV pursuant to the Nasdaq Earn-out for the 2021 and 2022 calendar years in connection with the September 2018 Transactions. Under the Confirmation Agreement (as supplemented by the Confirmation Agreement Supplements), each party had the right to designate an early termination date and close-out of the Nasdaq Forwards if there was an Additional Termination Event (“ATE”) under the Confirmation Agreement.

On June 25, 2021, Nasdaq announced that it completed the sale of its U.S. fixed income business to Tradeweb Markets Inc. (“Nasdaq/Tradeweb Transaction”). Due to the Nasdaq/Tradeweb Transaction, Newmark’s receipt of future Nasdaq Shares pursuant to the Nasdaq Earn-out was accelerated and an ATE was triggered under the Confirmation Agreement. Nasdaq issued Newmark approximately 6.2 million Nasdaq Shares on June 25, 2021. Newmark subsequently designated June 25, 2021 as an early termination date with respect to the ATE triggered under the Confirmation Agreement. In connection with the close-out of the Nasdaq Forwards, Newmark expects to retain approximately 5.3 million net Nasdaq Shares.

Executive Compensation Related to 2021 Equity Event

On June 28, 2021, in connection with the acceleration of the Nasdaq Shares described above, the Compensation Committee of the Board of Directors of Newmark (the “Compensation Committee”) approved, to the extent tax deductible, that a substantial portion of the Newmark Holdings, L.P. (“Newmark Holdings”) and BGC Holdings, L.P. (“BGC Holdings”) units held by Newmark employees and brokers will be redeemed or exchanged on terms using a substantially similar approach to those described for Messrs. Lutnick, Gosin, and/or Rispoli below, including the price with respect to Newmark Class A common stock and BGC Partners Class A common stock (“the 2021 Equity Event”).

The specific transactions approved by the Compensation Committee with respect to the Company’s executive officers are set forth below. All of the transactions included in the 2021 Equity Event, including for Messrs. Lutnick, Gosin and Rispoli, are based on (i) the price for Newmark Class A common stock of $12.50 per share, as approved by the Newmark Compensation Committee; (ii) the price of BGC Partners Class A common stock of $5.86; and (iii) the price of Nasdaq common stock of $177.11.

Howard W. Lutnick, Chairman

On June 28, 2021, the Newmark Compensation Committee approved the following for Howard W. Lutnick, the Company’s Chairman: (i) the exchange of 279,725 exchangeable Newmark Holdings PSUs (currently in the share count) into 263,025 shares of Newmark Class A common stock based on the current exchange ratio of 0.9403; (ii) the redemption of 193,530 exchangeable Newmark Holdings PPSUs for a cash payment of $1,465,874, to be remitted to the applicable tax authorities to the extent necessary for payment in connection with the delivery of the Newmark Class A common stock in (i) above; (iii) the redemption of 2,909,819 non-exchangeable Newmark Holdings PSUs, pursuant to Mr. Lutnick’s rights under his existing standing policy and issuance of 2,736,103 shares of Newmark Class A common stock to him based upon the current exchange ratio of 0.9403; (iv) the redemption of 793,398 non-exchangeable Newmark Holdings PPSUs pursuant to Mr. Lutnick’s rights under his existing standing policy for a cash payment of $8,798,546, to be remitted to the applicable tax authorities to the extent necessary for payment in connection with the delivery of the above Newmark Class A common stock in (iii) above; (v) the conversion of 552,482.62 non-exchangeable Newmark Holdings PSUs with the right to exchange PSUs into HDUs (“H-Rights”) into 552,482.62 non-exchangeable HDUs and redemption of such HDUs for their Capital Account, paid in the form of Nasdaq Shares; (vi) the redemption of 602,462.94 non-exchangeable PPSUs for a cash payment of $7,983,000, to be remitted to the applicable tax authorities to the extent necessary for payment in connection with the delivery of above Newmark Holdings HDU cash payment; (vii) the exchange of 520,380 exchangeable BGC Holdings PSUs into 520,380 shares of BGC Class A common stock; (viii) the redemption of 425,766 exchangeable BGC Holdings PPSUs for a cash payment of $1,525,705, to be remitted to the applicable tax authorities to the extent necessary for payment in connection with the delivery of the above BGC shares in (viii); (ix) the redemption of 88,636 non-exchangeable BGC Holdings PSUs pursuant to Mr. Lutnick’s rights under his existing standing policy, and the issuance of 88,636 shares of BGC Class A common stock; (x) the conversion of 1,131,774 non-exchangeable BGC Holdings PSUs with H-Rights into 1,131,774 non-exchangeable BGC Holdings HDUs; (xi) the redemption of 1,018,390 non-exchangeable BGC Holdings PPSUs with rights to redeem for cash in connection with the exercise of above BGC Holdings HDUs for a cash payment of $7,983,000, to be remitted to the applicable tax authorities to the extent necessary for payment in connection with the delivery of above BGC Holdings HDU cash payment; and (xii) the issuance of 29,059 shares of Newmark Class A Common Stock.

In connection with the above, the Company’s fully diluted share count was reduced by an aggregate of 1,212,000 shares of Newmark Class A common stock for tax withholding purposes.

Barry M. Gosin, Chief Executive Officer

On June 28, 2021, the Newmark Compensation Committee approved the following for Barry M. Gosin, the Company’s Chief Executive Officer: (i) the exchange of 1,531,061.84 exchangeable Newmark Holdings units (comprised of 1,438,597.37 exchangeable Newmark Holdings PSUs and 92,464.47 exchangeable Newmark Holdings APSUs) into 1,439,658 shares of Newmark Class A common stock based upon the current exchange ratio of 0.9403; (ii) the redemption of 60,753.97 exchangeable Newmark Holdings PPSUs for a cash payment of $834,508, to be remitted to the applicable tax authorities to the extent necessary for payment in connection with the delivery of the Newmark shares in (i) above; (iii) the conversion of 443,871.60 non-exchangeable Newmark Holdings PSUs with H-Rights into 443,871.60 non-exchangeable Newmark Holdings HDUs, less any taxes and withholdings in excess of $5,362,452, and redemption of such HDUs for their Capital Account, paid in the form of Nasdaq Shares; (iv) the redemption of 539,080.23 non-exchangeable Newmark Holdings PPSUs for cash in connection with the delivery of the Newmark Holdings HDU cash payment in (iii) above; (v) the exchange of 3,348,706 exchangeable BGC Holdings units (comprised of 3,147,085 exchangeable BGC Holdings PSUs and 201,621 Exchangeable BGC Holdings APSUs) into 3,348,706 shares of BGC Class A common stock; (vi) the redemption of 80,891 exchangeable BGC Holdings PPSUs for a cash payment of $298,273, to be remitted to the applicable tax authorities to the extent necessary for payment in connection with the delivery of the BGC shares in (v) above; (vii) the conversion of 1,592,016 non-exchangeable BGC Holdings PSUs with H-Rights to into 1,592,016 non-exchangeable BGC Holdings HDUs, less applicable taxes and withholdings in excess of the BGC Holdings PPSU value in (viii) below; (viii) the redemption of 264,985 non-exchangeable BGC Holdings PPSUs with rights to redeem for cash in connection with exercise of above BGC Holdings HDUs for a cash payment of $1,129,499, to be remitted to the applicable tax authorities in connection with the delivery of the BGC Holdings HDU cash payment in (vii) above; and (ix) the issuance of 12,500 Newmark Class A common stock.

In connection with the above, the Company’s fully diluted share count was reduced by an aggregate of 670,933 shares of Newmark Class A common stock for tax withholding purposes.

Michael J. Rispoli, Chief Financial Officer

On June 28, 2021, the Newmark Compensation Committee approved the following for Mr. Michael Rispoli, the Company’s Chief Financial Officer: (i) the exchange of 23,124 exchangeable Newmark Holdings PSUs into 21,744 shares of Newmark Class A common stock based on the current exchange ratio of 0.9403; (ii) the redemption of 18,668.77 exchangeable Newmark Holdings PPSUs for a cash payment of $208,407, to be remitted to the applicable tax authorities to the extent necessary for payment in connection with the delivery of the Newmark shares in (i) above; (iii) the redemption of 6,000 non-exchangeable Newmark Holdings PSUs and the issuance of 5,642 Restricted Shares of Newmark Class A common stock based upon the current exchange ratio of 0.9403; (iv) the conversion of 5,846 non-exchangeable Newmark Holdings PSUs with H-Rights into 5,846 non-exchangeable Newmark Holdings HDUs and the redemption of such HDUs for their Capital Account, paid in the form of Nasdaq Shares; (v) the redemption of 4,917 non-exchangeable Newmark Holdings PPSUs with rights to redeem for cash in connection with the exercise of above Newmark Holdings HDUs for a cash payment of $60,750, to be remitted to the applicable tax authorities to the extent necessary for payment in connection with the delivery of the HDU cash payment in (iv) above; (vi) the exchange of 36,985 exchangeable BGC Holdings PSUs into 36,985 shares of BGC Class A common stock; (vii) the redemption of 29,791 exchangeable BGC Holdings PPSUs for a cash payment of $134,573 to the applicable tax authorities to the extent necessary for payment in connection with the delivery of the BGC shares in (vi) above; and (viii) the issuance of 383 Newmark Class A Common Stock.

In connection with the above, the Company’s fully diluted share count was reduced by an aggregate of 3,805 shares of Newmark Class A common stock for tax withholding purposes.

Stephen M. Merkel, Chief Legal Officer

On June 28, 2021 the Newmark Compensation Committee also approved the following for Stephen M. Merkel, the Company’s Chief Legal Officer: (i) the redemption of 51,124.28 non-exchangeable Newmark Holdings PSUs and issuance of 48,072 shares of Newmark Class A common stock based upon the current exchange ratio of 0.9403; and (ii) the redemption of 46,349.87 non-exchangeable Newmark Holdings PPSUs for a cash payment of $329,155, to be remitted to the applicable tax authorities to the extent necessary in connection with the issuance of the shares above.

In connection with the above, the Company’s fully diluted share count was reduced by an aggregate of 13,066 shares of Newmark Class A common stock for tax withholding purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Newmark Group, Inc.

Date: July 1, 2021	By:	/s/ Howard W. Lutnick
Name: Howard W. Lutnick
Title: Chairman

[Signature Page to Form 8-K, dated July 1, 2021, regarding Newmark Group, Inc. Nasdaq Earn-out and 2021 Equity Event]

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